EXHIBIT 10.17.10
CONFIDENTIAL TREATMENT REQUESTED
EXECUTION COPY
SEARCH REVENUE SHARING ADDENDUM NO. 2
TO
SYNACOR MASTER SERVICES AGREEMENT
     This Search Revenue Sharing Addendum (this “Addendum”) dated this 26th day of October, 2005 hereby supersedes and, effective as of the date hereof, replaces the Search Revenue Sharing Addendum dated as of November 2004 and supplements and amends the Master Services Agreement dated July 13, 2004 by and between Synacor, Inc. (“Synacor”) and ACC Operations, Inc. (“Client”), including any schedules, attachments, exhibits, addenda, amendments or riders attached thereto (collectively, the “Agreement”) by establishing the terms and conditions by which the Parties will work together to facilitate the delivery of Internet search related services to Client’s Users. Except to the extent expressly modified herein, all of the terms and conditions of the Agreement shall apply to this Addendum. If any provision of this Addendum conflicts with a provision of the Agreement, the provisions of this Addendum shall control. Capitalized terms used but not defined in this Addendum shall have the meanings ascribed to them in the Agreement. Notwithstanding anything in the Agreement or this Addendum to the contrary, for purposes of determining Synacor’s obligations and liabilities in connection with the Search Services (as defined herein) provided pursuant to this Addendum, such Search Services shall be deemed a “Synacor Sourced Service.”
1. Definition of Search Services and Selection of Search Services Provider. Synacor shall, through its agreement with one or more search services providers (each, a “Search Services Provider”), provide services that enable Users to receive descriptions and links associated with Internet search results (the “Results Sites”) generated from search boxes (“Search Services”) placed within pages appearing on customer’s Client Branded Portal currently known as “Adelphia.net” (collectively, the “Pages”). [*].
     a. Operation of Search Services. Each time a User enters a search request in a search box on a Page (a “Search Query”), Synacor shall return to such User a set of up to ten (10) Results Sites per page displayed (each such page of a set of Results Sites shall be referred to herein as a “Search Results Set”), which Search Results Set(s) may be accompanied by additional paid or sponsored links appearing on the same Page as the pertinent Search Results Set, which sponsored links are referred to occasionally as “AdSense for Search Ads” (hereinafter “AFS Ads”). The format and placement of such AFS Ads on the Pages shall be agreed to by the Parties.
     b. Hosting and Control. At all times during the Services Term (as defined below), Synacor shall: (i) host and maintain any and all Pages that comprise the Results Sites; (ii) maintain complete technical and editorial control of the Results Sites; and (iii) act as the intermediary for all transmissions between Search Services Provider and the Results Sites (i.e., any editing of, or additions to, the Results Sites that Adelphia desires to implement must be provided to, and agreed upon by, Synacor).
     c. Context Sensitive Advertising. In addition to the AFS Ads, the Parties may agree to provide, through Search Services Provider, context sensitive advertising links on Pages accessed by a User via various sub-navigation links rather than from a specific Search Query. The context sensitive advertising accessed via such sub-navigation links are occasionally referred to as “Adsense for Content Ads” (hereinafter, “AFC Ads”).
2. Disclaimers. Client understands and agrees that Search Services Provider shall not be liable for any damages, whether direct, indirect, incidental or consequential, arising from the content displayed on, or accessed via, any Results Site and/or any User’s access to, or use of, the Search Services provided pursuant to this Addendum.
3. No Warranties. Client understands and agrees that Search Services Provider makes no warranties, express or implied, with respect to the Search Services, including, without limitation, warranties of merchantability, fitness for a particular purpose, and non-infringement.

*	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

4. Client Not Third Party Beneficiary. Client expressly acknowledges and agrees that Client is not a third party beneficiary under any agreement between Synacor and Search Services Provider.
5. Fees and Payment Terms.
     a. Search Services. As a fee for the foregoing Search Services, Synacor shall bill Client monthly at the rate of [*].
     b. AdSense for Search. Subject to the terms and conditions of this Agreement, for each month during the Services Term, Client shall receive the Applicable AFS Percentage (as defined below) of Net AFS Revenues (as defined below) attributable to such month.
     c. AdSense for Content. Subject to the terms and conditions of this Agreement, for each month during the Services Term, Client shall receive the applicable Client Revenue Share set forth in the table in clause 5(d)(v) below attributable to such month.
     d. Ad Revenues; Applicable Percentage; Applicable Deduction.
          i. “Net AFS Revenues” means (i) Ad Revenues derived from clicks on AFS Ads (excluding Non-Qualifying Ads as defined below), minus (ii) the Applicable AFS Deduction.
          ii.“Net AFC Revenues” means (i) Ad Revenues derived from clicks on AFC Ads (excluding Non-Qualifying Ads as defined below), minus (ii) the Applicable AFC Deduction.
          iii. “Ad Revenues” means gross revenues received by Search Services Provider from sponsored links and/or context sensitive links for the inclusion of such sponsored links and/or context sensitive links on select websites, including, without limitation, the Pages, whether calculated as a fiat fee, on the basis of the number of “click-throughs,” or otherwise, minus agency fees, referral fees, costs related to third party advertising service providers, and discounts.
          iv. “Applicable AFS Percentage” with respect to any calendar month during the Services Term shall be [*].
          v. “Client Revenue Share” of Net AFC Revenues with respect to any calendar month during the Services Term shall depend upon the location of the pertinent third party content appearing on the pertinent Page accessed though sub-navigation links and shall be as follows:
[*]
          vi. “Applicable AFS Deduction” in any calendar month during the Initial Term (as defined herein) means [*]) of gross AFS Revenues in such month derived from any and all Results Sites. Notwithstanding anything herein to the contrary, Synacor reserves the right to increase the Applicable AFS Deduction [*]

*	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*] from Search Services Provider in connection with AFS Revenues by providing: (i) advance written notice to Client, and (ii) documentary evidence of such increased cost.
          vii. “Applicable AFC Deduction” in any calendar month during the Initial Term means [*] of gross AFC Revenues in such month.
          viii. Notwithstanding any of the foregoing under this Section to the contrary, Synacor shall not be liable for payment in connection with: (i) any amounts which result from invalid queries, or invalid impressions of (or clicks on) ads, generated by any person, bot, automated program or similar device, including, without limitation, through any fraudulent act, as reasonably determined by Synacor; and (ii) ads that advertise Search Services Provider products or services (collectively, “Non-Qualifying Ads”). The number of queries, and impressions of and clicks on ads, as reported by Search Services Provider, shall be the number used in calculating payments hereunder.
     e. Payment Terms. All undisputed payments due Adelphia by Synacor hereunder shall accrue on a monthly basis and be made by Synacor within [*] days after the end of each month in which the pertinent AFC Ads, AFS Ads, or Search Results Sets were displayed. All undisputed payments due Synacor by Adelphia hereunder shall be made by Adephia within [*] days after the end of the month for which the pertinent payment is due. All payments shall be made in full in United States Dollars.
6. Term. This Addendum will become effective on November 15, 2004 and shall expire on June 30, 2006 (the “Initial Term”), or earlier, upon (a) sixty (60) days’ prior written notice from either Party to the other Party, with or without cause, or upon the expiration or earlier termination of the Agreement, and may be renewed by the Parties only upon a definitive written agreement signed by both of the Parties (the term of any such renewal being referred to as the “Renewal Term”). For purposes of the Agreement, the Initial Term, together with any Renewal Term, if any, may also be referred to as the “Services Term.”
The foregoing is hereby agreed and accepted by:

SYNACOR, INC.			ACC OPERATIONS, INC. (CLIENT):

By:	/s/ Robert L. Rusak		By:	/s/ Carl Leuschner

	Name:	Robert L. Rusak		Name:	Carl Leuschner
	Title:	CFO		Title:	VP-HSI
Date:	10/26/05		Date:	10/26/05

*	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.